UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 25, 2008

infoUSA Inc.
(Exact name of Registrant as specified in its charter)

Delaware	0-19598	47-0751545
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5711 South 86th Circle Omaha, Nebraska (Address of principal executive offices)		68127 (Zip Code)

Registrant’s telephone number, including area code: (402) 593-4500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Departure of Director:
Dennis P. Walker, a member of the Board of Directors of infoUSA Inc. (the “Company”) since February 2003, resigned from the Board effective January 25, 2008.  Mr. Walker’s resignation as a director was not related to any disagreement with the Company regarding any matter related to the Company’s operations, policies or practices. A copy of the Company’s press release issued on January 29, 2008 announcing the resignation of Mr. Walker is filed herewith as Exhibit 99.1 and incorporated herein by reference.
Item 8.01. Other Events.
On January 25, 2008, the Company announced that its Board of Directors declared an annual cash dividend in the amount of $0.35 per share for every issued and outstanding share of infoUSA common stock, payable on March 5, 2008 to holders of record at the close of business on February 18, 2008. A copy of the Company’s press release issued on January 25, 2008 announcing the declaration of the dividend is filed herewith as Exhibit 99.2 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits:

Exhibit 99.1:	Press Release of infoUSA dated January 29, 2008 relating to the resignation of Dennis P. Walker, a member of the Board of Directors of the Company.

Exhibit 99.2:	Press Release of infoUSA dated January 25, 2008 relating to the declaration of a cash dividend.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

infoUSA Inc.
By:	/s/ Stormy L. Dean
Stormy L. Dean
Chief Financial Officer

Date: January 29, 2008

EXHIBIT INDEX

Exhibit 99.1:	Press Release of infoUSA dated January 29, 2008 relating to the resignation of Dennis P. Walker, a member of the Board of Directors of the Company.

Exhibit 99.2:	Press Release of infoUSA dated January 25, 2008 relating to the declaration of a cash dividend.